Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 12235 El Camino Real San Diego, California 92130 o: 858.350.2300 f: 858.350.2399

October 14, 2026

Iambic Therapeutics, Inc.

5627 Oberlin Drive, Suite 120

San Diego, California 92121

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Iambic Therapeutics, Inc., a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 11,534,850 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), consisting of: (i) 4,085,875 shares of Common Stock reserved for issuance pursuant to the 2026 Equity Incentive Plan, (ii) 2,918,492 shares of Common Stock that are subject to currently outstanding options under the 2026 Equity Incentive Plan, (iii) 490,000 shares of Common Stock reserved for issuance pursuant to the 2026 Employee Stock Purchase Plan, (iv) 3,405,695 shares of Common Stock that are subject to currently outstanding options under the Amended and Restated 2020 Equity Incentive Plan, and (v) 634,788 shares of Common Stock that are subject to restricted stock units outstanding under the Amended and Restated 2020 Equity Incentive Plan (which plans are referred to herein as the “Plans” and which shares of Common Stock are referred to herein as the “Shares”).

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner described in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and in any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

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